Exhibit 11

                               TECO ENERGY, INC.
                    COMPUTATIONS OF EARNINGS PER COMMON SHARE


Three months ended June 30,      1995                      1994
                           Primary   Fully Diluted   Primary  Fully Diluted
                           Earnings     Earnings     Earnings    Earnings


Net income (000)          $    46,380 $    46,380  $    41,860 $    41,860

Common shares outstanding
  at beginning of period  116,332,208 116,332,208  115,760,343 115,760,343
Dividend reinvestment and
 common stock purchase plan:
  Shares issued                54,946      54,946       74,495      74,495
Stock option plans:
  Options exercised             7,900       7,900       23,833      23,833
  Shares under option at
   end of period                        2,505,772                2,084,172
Treasury shares which could
  be purchased                         (2,153,981)              (1,965,639)
Avg. no. of shares
  outstanding             116,395,054 116,746,845  115,858,671 115,977,204

Earnings per share        $      0.40 $      0.40  $      0.36 $      0.36



Six months ended June 30,        1995                       1994
                           Primary   Fully Diluted   Primary  Fully Diluted
                           Earnings     Earnings     Earnings    Earnings


Net income (000)          $    82,884 $    82,884  $    75,462 $    75,462

Common shares outstanding
  at beginning of period  116,199,423 116,199,423  115,621,008 115,621,008
Dividend reinvestment and
 common stock purchase plan:
  Shares issued               113,155     113,155      131,508     131,508
Stock option plans:
  Options exercised            17,939      17,939       23,905      23,905
  Shares under option at
   end of period                        2,505,772                2,084,172
Treasury shares which could
  be purchased                         (2,153,981)              (1,898,276)
Avg. no. of shares
  outstanding             116,330,517 116,682,308  115,776,421 115,962,317

Earnings per share        $      0.71 $      0.71  $      0.65 $      0.65


